EXHIBIT 10.9

TOROTEL, INC.

LONG-TERM INCENTIVE PLANS

Stock Award Plan

1.               Purpose.  The Stock Award Plan (the “Plan”) is intended to provide incentives that will attract and retain highly competent persons as officers and key employees of Torotel, Inc. (the “Company”) and its present or future subsidiaries, by providing them with opportunities to acquire common stock of the Company (“Common Stock”) pursuant to awards (“Awards”) described herein.

2.               Administration. The Board of Directors (the “Board”) of the Company shall supervise and administer the Plan.  Any questions of interpretation of the Plan or of any Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons.  Any or all powers and discretion vested in the Board under the Plan (except the power to amend or terminate the Plan) may be exercised by the standing Compensation and Nominating Committee of the Board (the “Committee”).  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Plan may be made without meeting of the Committee, by written notice signed by a majority of the Committee members.

3.               Participants. Participants will consist of such key employees, including officers of the Company or any of its present or future subsidiaries, as the Board, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Awards under the Plan.  Awards may be granted under this Plan to persons who have previously received Awards or other benefits under this or other plans of the Company.

4.               Shares Reserved Under the Plan. (a) There is hereby reserved an aggregate of 623,410 shares of Common Stock, $ .01 par value per share, which may be authorized but unissued or treasury shares.  (b) Any shares subject to Awards under the Plan may subsequently be subject to new Awards if they are reacquired by the Company pursuant to rights reserved by the Company upon the initial issuance of such shares.

5.               Awards. Awards will consist of Common Stock transferred to Participants as a bonus for service rendered to the Company without other payment thereof.

6.               Adjustment Provisions. (a) If the Company shall at any time change the number of shares of issued Common Stock by stock split, stock dividends, or similar transactions, the total number of shares reserved for issuance under the Plan and the total number of shares covered by each outstanding Award shall be adjusted so that the value of each such Award shall not be changed.  (b) Awards may also contain provisions for equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

7.               Non-transferability. Each Award granted under the Plan to a Participant shall not be transferable by him except by his will or the laws of descent and distribution.  In the event of the death of a Participant during employment or prior to the termination of any Award held by him hereunder, each Award theretofore granted to him shall be payable not later than one year after his death.  Any such payment shall be made only to (a) the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution, and (b) the extent, if any, that the deceased Participant was entitled at the date of his death.

8.               Other Provisions. Any Award under the Plan may also be subject to such other provisions, whether or not applicable to an Award to any other Participant, as the Board determines appropriate including, but not limited to, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state security laws, or understandings or conditions as to the Participant’s employment, in addition to those specifically provided for under the Plan.

9.               Tenure. A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee or otherwise, shall not be affected by his designation as a Participant under the Plan.

10.         Duration, Amendment and Termination. (a) No Award shall be granted more than ten (10) years after the date of adoption of the Plan.  (b) Also, by mutual agreement between the Company and Participant or under any future plan of the Company, Awards may be granted to the Participant in substitution for, in exchange for, or in cancellation of any Awards previously granted the Participant under the Plan.

                        (c) The Board may amend the Plan from time to time, or terminate the Plan at any time.  However, no action authorized by Section 10 shall reduce the value of any existing Award, or change the terms and conditions thereof without the Participant’s consent.  And, no amendment of the Plan shall require the approval of the stockholders of the Company except to the extent required by law, regulation or stock exchange requirements.

Restricted Stock Agreement

This Agreement is made as of the          day of                   ,                  (“Date of Award”), between Torotel, Inc., a corporation (the “Company”), and                              , (the “Grantee”).  In consideration of the agreements set forth, the Company and the Grantee agree as follows:

1.               Grant.  A restricted stock award (“Award”) of                 shares (“Award Shares”) of the Company’s stock, $.01 par value per share (“Stock”), and total fair market value equal to thirty five percent (35%) of the Grantee’s base pay on the date of this agreement, is hereby granted by the Company to the Grantee subject to the terms, conditions,  and provisions of the Stock Award Plan (the “Plan”), the terms of which are incorporated by reference herein.

2.               Restriction. None of the Award Shares shall be sold, assigned, pledged or otherwise disposed of, voluntarily or involuntarily, by the Grantee.

3.               Release of Restriction. (a) The restriction set forth in Section 2 shall lapse on the fifth anniversary date of the Date of Award if during the five (5) year restriction period the Company’s 1) average annual growth in gross revenues is at least 20%, 2) average annual growth in earnings before interest and taxes (EBIT) is at least 15%, 3) return on capital employed (ROCE) is at least 25%, and 4) debt to equity ratio is not more than fifty (50) percent.

(b) The restriction set forth in Section 2, to the extent they have not yet lapsed in accordance with subsection (a) above shall lapse on the first to happen of (i) the termination of Grantee’s employment with the Company by reason of disability, (ii) the Grantee’s death, or (iii) an action by the Compensation Committee of the Board of Directors that, in its sole discretion, terminates such restrictions.

4.               Forfeiture. If the restrictions set forth in Section 2 have not lapsed in accordance with any of the conditions set forth in Section 3, the Award Shares shall be immediately forfeited to the Company no later than the fifth anniversary date of the Date of Award.

5.               Tender Offer, Merger, Adjustment of Shares. Notwithstanding anything contained herein to the contrary, (a) Award Shares (i) may be tendered in response to a tender offer or invitations to tender of greater than fifty percent (50%) of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; (b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock.  Any Common Stock received by Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

6.               Rights as Stockholder.  Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

7.               Escrow of Share Certificates.  Certificates for the Award Shares shall be issued in the Grantee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein.  A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

8.               Government Regulations.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required.

9.               Governing Law.  This Agreement shall be construed under the laws of the State of Kansas.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

TOROTEL, INC.

Grantee:	By:

Name:		Name:

Title:		Title:

Date:		Date: